UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 23, 2005

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Walter Scott, retired Chairman, President and Chief Executive Officer, and Dominic Frederico, former President and Chief Operating Officer of ACE Limited have announced that they will not stand for re-election as directors of ACE Limited at the Annual General Meeting and will leave the Board of Directors of ACE Limited upon the completion of their term of service on May 26, 2005. The Nominating and Corporate Governance Committee was informed of this decision at its February 23, 2005 meeting. A press release was issued on February 28, 2005 with respect to Mr. Scott’s and Mr. Frederico’s decision and is attached hereto as an exhibit and is incorporated herein by reference. Mr. Scott is a member of the Finance and Investment Committee and Mr. Frederico is a member of the Finance and Investment Committee and the Executive Committee of ACE Limited.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release dated February 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/S/ PAUL B. MEDINI
Paul B. Medini
Chief Accounting Officer

DATE: March 1, 2005